Exhibit 99.1

RadiSys Reports First Quarter Results

  Revenue $67.3 Million
  Next-Generation Communications Revenue $30.6 Million, up 22%; 46% of Total Revenue
  Gross Margin 30.2%, 33.0% Non-GAAP
  Net Loss Per Share 4 Cents, Non-GAAP EPS 11 Cents
  Operating Cash Flow $8.3 Million

HILLSBORO, Ore.--(BUSINESS WIRE)--April 27, 2010--RadiSys® Corporation (NASDAQ: RSYS), a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks, announced revenues for the first quarter of $67.3 million, a GAAP net loss of $1.0 million or $0.04 per share, and non-GAAP net income of $2.8 million or $0.11 per diluted share.

GAAP Results	Quarterly Results
	Q1 2010	Q1 2009	Vs. Q1 2009
Revenue	$67.3 million	$77.6 million	down 13.3%
Next-Gen Communications Revenue	$30.6 million	$25.2 million	up 21.8%
Gross Margin % of Revenue	30.2%	31.0%	down 0.8 points
Operating Loss % of Revenue	-1.5%	-1.4%	down 0.1 points
Net Loss per Share	($0.04)	($1.73)	up $1.69

Non-GAAP Results	Quarterly Results
	Q1 2010	Q1 2009	Vs. Q1 2009
Gross Margin % of Revenue	33.0%	33.5%	down 0.5 points
Operating Income % of Revenue	4.3%	6.7%	down 2.4 points
Earnings per Share	11 cents	19 cents	down 8 cents

Non-GAAP results exclude the impact of amortization of acquired intangible assets, stock-based compensation expense, restructuring charges, a deferred tax asset valuation allowance charge, and a deferred tax foreign exchange benefit. A reconciliation of GAAP to non-GAAP results is included in the tables below.

Commenting on first quarter results, Scott Grout, RadiSys President and CEO stated, “I am very pleased with our results and progress in the first quarter. We came in at the upper end of our revenue range and exceeded our expectations on earnings. We continued to expand our Next Generation revenues reaching over $30 million, our highest levels yet for shipments of these products. With a solid start to 2010, we believe that we are on track to grow our Next Generation business by 20 to 30% this year. We announced a number of important new products in the quarter including several new 10/40 gigabit ATCA offerings and a new media server based mobile video solution. We also announced our acquisition of Pactolus Communications, a maker of next-generation IP solutions for converged VoIP networks. The Pactolus products will further strengthen our higher value, software-based solutions while leveraging our existing portfolio of communications networking products. In addition, we had a very strong quarter for design wins with both existing and new customers in growth applications including LTE, Voice Quality Enhancement (VQE), Femtocell, WiMAX and defense communications.”

First Quarter Business Highlights

  Media Server Highlights:
--	In March, the Company acquired the assets of privately-held Pactolus Communications Software Corporation, a maker of next-generation IP communications solutions for converged TDM/IP and SIP enabled VoIP networks. Pactolus software is used in operator-assisted and reservationless conferencing, prepaid/post-paid long distance services and is installed in over 45 telecommunications service provider customers worldwide. The Company expects the acquisition to be accretive to non-GAAP EPS and operating cash flow by the third quarter of 2010.

--	The Company announced its new Integrated Mobile Media Server (IMMS), which enhances Mobile Service Providers’ ability to grow new revenues from the explosion of 3G mobile video services and emerging 4G LTE deployments. The RadiSys IMMS is expected to increase service provider revenues and reduce their cost of deployment for 3G and 4G/LTE mobile video services.

--	The Company was again named the market leader in media servers for the sixth consecutive year by Infonetics Research. RadiSys’ media servers captured 60 percent of the total fourth quarter 2009 market and 57 percent for the full year 2009, which is an 8 and 10 percent gain respectively from 2008.

--	The Company was awarded its first VoIP VQE win with a North American Tier 1 service provider. This was an important win for the Company as it expands the Company’s market for media server products to now include VQE. In addition, the Company won new media server business in applications including announcements, IVR and conferencing.
  ATCA Highlights:
--	The RadiSys 40G ATCA platform was named as a recipient of the 2009 Product of the Year Award by Technology Marketing Corporation’s Internet Telephony magazine.

--	The Company announced three new ATCA products that offer customers increased choice and flexibility in 10/40 gigabit processing power. These new products provide significant performance increases and improved energy efficiency over previous processing technology and target applications for the communications and military/aerospace markets.

--	The Company was awarded new ATCA system business in LTE, WiMAX, Femtocell Gateway, WLAN and satellite communication applications. The LTE win was of notable size with a Tier 1 Telecom Equipment Manufacturer (TEM) in Asia. The WiMAX win was with a new customer for an Access Service Network (ASN) gateway project in India.

--

The Company reached several significant deployment milestones with its ATCA customers in the quarter. A customer’s Femtocell deployment in North America is now planned to occur sooner than expected. A global Tier 1 TEM customer is in customer trials with RadiSys ATCA solutions. In addition, a satellite communications deployment using RadiSys ATCA solutions is currently scheduled for the second quarter.

  Commercial Highlights:
--	The Company introduced a new ruggedized COM Express module for deployment in harsh military/aerospace industrial environments that require extended temperature and vibration specifications. In addition, the Company released a new rack mount server platform with significant performance increases and improved energy efficiency for applications such as medical imaging and video streaming.

--	The Company was awarded new COM Express business in medical imaging, network switch, VoIP and defense applications.

First Quarter Financial Highlights

  Total revenue was $67.3 million. Revenues from Next Generation products were $30.6 million, up 21.8% compared to the same quarter in the prior year, up 7.6% sequentially and represented 46% of total revenue.
  GAAP gross margin was 30.2%. Non-GAAP gross margin was 33.0% and 2 percentage points higher than the Company’s previous projections. The increase was due to a greater mix of higher margin Next Generation revenues, decreased operational costs and approximately half a percentage point benefit from the sale of manufacturing equipment associated with the closure of the Company’s Hillsboro manufacturing operations.
  Total GAAP R&D and SG&A expenses were $20.9 million and non-GAAP R&D and SG&A expenses were $19.3 million, down $1.5 million or 7.1% from the same quarter last year as more of the Company’s operations were moved to lower cost geographies.
  Cash flow from operating activities was $8.3 million and higher than the Company previously projected. Cash and cash equivalents were $110.4 million at the end of the first quarter, up 40% from the prior year. $15.2 million of the Company’s Auction Rate Securities were repaid in the first quarter resulting in a reduced net balance due from UBS of $15.8 million, which is expected to be paid back to the Company in July of this year.

Second Quarter and Annual 2010 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking and actual results may differ materially. The Company assumes no obligation to update these forward-looking statements.

  The second quarter revenue is projected to be between $70 and $75 million and is expected to be higher sequentially due to increased Legacy wireless revenues from a seasonally lower first quarter along with increased Commercial revenues. Second quarter Next Generation product revenues are expected to be up over the same quarter last year.
  The second quarter non-GAAP gross margin is expected to be between 32% and 33% at the midpoint of the guidance range, as the Company continues to incur manufacturing transition related costs as well as costs to secure supply in a tight materials market. The Company expects gross margins to improve throughout the year as Next Generation revenues continue to grow, as the remaining manufacturing outsourcing work is completed, and as ongoing improvements are made to materials availability within the Company’s supply chain. The Company’s gross margin rate projections can fluctuate based on overall revenue levels as well as product mix.
  The second quarter non-GAAP total R&D and SG&A expenses are expected to be up by approximately $0.9 million sequentially at the midpoint of the guidance range due to newly acquired Pactolus operating expenses and increased sales and marketing expenses.
  The second quarter GAAP results are expected to be between a net loss of $0.03 per share and net income of $0.01 per diluted share. Q2 non-GAAP EPS is expected to be between $0.09 and $0.14. GAAP expectations assume an effective tax rate of 40% and non-GAAP expectations assume an effective tax rate of 7%. The Company expects the tax rates to be around these levels for the rest of 2010.
  The Company continues to believe that 2010 Next Generation product revenue will grow by 20-30% over 2009. The Company also continues to project its Legacy product revenue to decline by 20-30% from 2009 as older programs continue to roll off. The Company currently expects that Next Generation product revenues will overtake Legacy product revenues and become a higher percentage of total revenues by the end of 2010.

In closing, Scott Grout stated, “Our higher margin Next Generation revenues are growing nicely and we expect that they will overtake our legacy revenues by the end of the year. We had another strong design win quarter that we expect will continue to fuel our Next Generation revenue growth moving forward. Our market leading ATCA products are effectively winning new business in 3G/4G/LTE wireless voice, data, video, Femtocell and secure defense communications applications. We hold over 60% of the media server market share and continue to win new business in VoIP, Video over IP communications, conferencing and VQE applications and with the acquisition of Pactolus, we’ve broadened the scope of our media server offerings.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Tuesday, April 27, 2010 at 5:00 p.m. ET to discuss the first quarter 2010 results and to review the financial and business outlook for the second quarter and the full year of 2010.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 67989520. The live conference call will also be available via webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, May 11, 2010. To access the replay, dial (800) 642-1687 in the U.S. and Canada or (706) 645-9291 for all other countries with conference ID# 67989520. A replay of the webcast will be available for an extended period of time on the RadiSys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, outlook guidance, and expectations for the second quarter and for the full year of 2010. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (c) inability to successfully integrate Pactolus Communications’ operations, (d) the current economic uncertainty and turmoil within the global financial markets, and (e) other factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/ . Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of April 27, 2010. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R (now codified at FASB ASC Topic 718), (c) restructuring charges (reversals), (d) a deferred tax asset valuation charge, (e) a Canadian deferred tax foreign exchange benefit, and (f) income taxes. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (NASDAQ: RSYS) is a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks. RadiSys products include its market leading ATCA and IP Media Server platforms as well as application software for new IP-based communications services. These products enable customers to bring more new high-value applications and services to market faster with a lower investment. RadiSys products are used in a wide variety of applications including 3G/4G/LTE wireless voice, data and video, Femtocell, VoIP and Video over IP communications and conferencing, Voice Quality Enhancement (VQE), and secure defense communications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

RadiSys® is a registered trademark of RadiSys Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2010	2009
Revenues	$67,307	$77,604
Cost of sales:
Cost of sales	45,370	51,951
Amortization of purchased technology	1,641	1,619
Total cost of sales	47,011	53,570
Gross margin	20,296	24,034
Research and development	9,706	11,197
Selling, general, and administrative	11,222	11,812
Intangible assets amortization	160	647
Restructuring charges, net	201	1,478
Loss from operations	(993)	(1,100)
Interest expense	(568)	(590)
Interest income	311	395
Other income, net	(21)	124
Loss before income tax (benefit) expense	(1,271)	(1,171)
Income tax (benefit) expense	(223)	38,926
Net loss	($1,048)	($40,097)
Net loss per share:
Basic	($0.04)	($1.73)
Diluted (I)	($0.04)	($1.73)
Weighted average shares outstanding:
Basic	23,946	23,119
Diluted (I)	23,946	23,119

(I) For all periods presented, the computation of diluted earnings per share excludes the effects of stock options, restricted stock units and Company's 2013 convertible notes, as they are antidilutive.

CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$110,395	$100,672
Short-term investments	42,679	54,321
ARS settlement right	4,290	7,833
Accounts receivable, net	40,505	44,614
Other receivables	2,891	3,708
Inventories, net	13,910	15,325
Inventory deposit, net	1,138	2,126
Other current assets	4,635	4,679
Deferred tax assets, net	1,967	1,912
Total current assets	222,410	235,190

Property and equipment, net	9,423	9,926
Intangible assets, net	12,214	10,720
Long-term deferred tax assets, net	14,895	14,925
Other assets, net	6,206	6,273
Total assets	$265,148	$277,034

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,061	$29,073
Accrued wages and bonuses	5,948	6,934
Deferred income	3,488	3,156
Line of credit	31,137	41,287
Other accrued liabilities	11,998	14,302
Total current liabilities	81,632	94,752
Long-term liabilities:
2013 convertible senior notes, net	50,000	50,000
Other long-term liabilities	2,519	2,565
Total long-term liabilities	52,519	52,565
Total liabilities	134,151	147,317
Shareholders’ equity :
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 24,027 and 23,876 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively.	261,151	258,670
Accumulated deficit	(135,362)	(134,314)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,434	4,614
Unrealized gain on hedge instruments	774	747
Total accumulated other comprehensive income	5,208	5,361
Total shareholders’ equity	130,997	129,717
Total liabilities and shareholders’ equity	$265,148	$277,034

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net loss	($1,048)	($40,097)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,081	3,898
Inventory valuation allowance	534	884
Unrealized gain on ARS	(3,558)	(1,673)
Unrealized loss on ARS settlement right	3,543	1,569
Non-cash interest expense from debt	112	112
Deferred income taxes	(34)	(2,705)
Deferred tax valuation allowance	-	42,003
Stock-based compensation expense	1,860	2,791
Other	(229)	177
Changes in operating assets and liabilities:
Accounts receivable	4,452	1,409
Other receivables	817	(554)
Inventories	796	349
Inventory deposit	988	-
Other current assets	106	(249)
Accounts payable	(47)	(818)
Accrued wages and bonuses	(1,144)	(4,531)
Deferred income	62	1,555
Other accrued liabilities	(2,007)	155
Net cash provided by operating activities	8,284	4,275

Cash flows from investing activities:
Proceeds from the sale of auction rate securities	15,200	-
Purchase of Pactolus, net of cash acquired	(3,385)	-
Capital expenditures	(837)	(485)
Other	77	(67)
Net cash provided by (used in) investing activities	11,055	(552)

Cash flows from financing activities:
Payments on capital lease obligation	-	(49)
Net settlement of restricted shares	(163)	(112)
Borrowings on line of credit	6,151	265
Payments on line of credit	(16,301)	-
Proceeds from issuance of common stock	784	1,531
Net cash (used in) provided by financing activities	(9,529)	1,635

Effect of exchange rate changes on cash	(87)	(206)
Net increase in cash and cash equivalents	9,723	5,152
Cash and cash equivalents, beginning of period	100,672	73,980
Cash and cash equivalents, end of period	$110,395	$79,132

REVENUE BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2010	2009
North America	$26,489	$23,723
Europe	17,679	25,430
Asia Pacific	23,139	28,451
Total	$67,307	$77,604

North America	39.4%	30.5%
Europe	26.3%	32.8%
Asia Pacific	34.3%	36.7%
Total	100.0%	100.0%

REVENUE BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2010	2009

Next-generation Communications Networks Products	$30,645	$25,159
Traditional Communications Networks Products	20,010	36,872
Total Communications Networks Products	50,655	62,031
Medical Products	7,016	6,386
Other Commercial Products	9,636	9,187
Total Commercial Products	16,652	15,573
Total	67,307	$77,604

Next-generation Communications Networks Products	45.6%	32.4%
Traditional Communications Networks Products	29.7%	47.6%
Total Communications Networks Products	75.3%	80.0%
Medical Products	10.4%	8.2%
Other Commercial Products	14.3%	11.8%
Total Commercial Products	24.7%	20.0%
Total	100.0%	100.0%

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)
	Three Months Ended
	March 31,
	2010	2009
GROSS MARGIN:
GAAP gross margin	$20,296	$24,034
(a) Amortization of acquired intangible assets	1,641	1,619
(b) Stock-based compensation	244	340
Non-GAAP gross margin	$22,181	$25,993
RESEARCH AND DEVELOPMENT:
GAAP research and development	$9,706	$11,197
(b) Stock-based compensation	(411)	(752)
Non-GAAP research and development	$9,295	$10,445
SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$11,222	$11,812
(b) Stock-based compensation	(1,205)	(1,466)
Non-GAAP selling, general and administrative	$10,017	$10,346
INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	($993)	($1,100)
(a) Amortization of acquired intangible assets	1,801	2,266
(b) Stock-based compensation	1,860	2,557
(c) Restructuring charges	201	1,478
Non-GAAP income from operations	$2,869	$5,201
NET INCOME (LOSS):
GAAP net loss	($1,048)	($40,097)
(a) Amortization of acquired intangible assets	1,801	2,266
(b) Stock-based compensation	1,860	2,557
(c) Restructuring charges	201	1,478
(d) Deferred tax asset valuation allowance charge	-	42,003
(e) Canadian deferred tax foreign exchange benefit	-	(3,204)
(f) Income tax effect of reconciling items	(48)	(69)
Non-GAAP net income	$2,766	$4,934

GAAP weighted average shares (diluted)	23,946	23,119
Dilutive equity awards included in Non-GAAP earnings per share	426	451
2013 convertible senior notes dilutive shares (I)	3,837	3,837
Non-GAAP weighted average shares (diluted) (I)	28,209	27,407
GAAP net loss per share (diluted)	($0.04)	($1.73)
Non-GAAP adjustments detailed above	$0.15	$1.92
Non-GAAP net income per share (diluted) (I)	$0.11	$0.19

(I) For the three months ended March 31, 2009 and 2010, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $291,000 related to dilutive equity shares underlying our 2013 convertible senior notes.

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE
(Unaudited)

			Three Months Ended March 31, 2010
	Gross Margin	R&D	SG&A	Loss from Ops	Loss before tax	Effective Tax Rate

GAAP	30.2%	14.4%	16.7%	(1.5%)	(1.9%)	17.5%
(a) Amortization of acquired intangible assets	2.4	—	—	2.7	2.7	(11.3)
(b) Stock-based compensation	0.4	(0.6)	(1.8)	2.8	2.8	(11.7)
(c) Restructuring charges	—	—	—	0.3	0.3	(1.3)
Non-GAAP	33.0%	13.8%	14.9%	4.3%	3.9%	-6.8%

			Three Months Ended March 31, 2009
	Gross Margin	R&D	SG&A	Loss from Ops	Loss before tax	Effective Tax Rate

GAAP	31.0%	14.4%	15.2%	(1.4%)	(1.5%)	-3324.2%
(a) Amortization of acquired intangible assets	2.1	—	—	2.9	2.9	167.5
(b) Stock-based compensation	0.4	(0.9)	(1.9)	3.3	3.3	189.0
(c) Restructuring charges	—	—	—	1.9	1.9	109.2
(d) Deferred tax asset valuation allowance	—	—	—	—	—	3104.2
(e) Canadian deferred tax foreign exchange benefit	—	—	—	—	—	(241.9)
Non-GAAP	33.5%	13.5%	13.3%	6.7%	6.6%	3.8%

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack o acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring charges (reversals): Restructuring primarily relates to activities engaged in by the Company’s management to simplify its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company’s period-over-period operating results.

(d) Deferred tax asset valuation allowance: A full valuation allowance for the Company's U.S. deferred tax assets was triggered by a three year cumulative jurisdictional pre-tax book loss projected for years 2007, 2008, and 2009 based on a “more likely than not” standard under the applicable GAAP. In the future, if the Company determines that it is more likely than not to realize the net U.S. deferred tax assets, the Company would reverse the applicable portion of the previously recorded valuation allowance. The Company believes it is appropriate to exclude this charge from its non-GAAP financial measures because it is a non-cash charge and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(e) Canadian deferred tax foreign exchange benefit: During the first quarter of 2009, the Company recorded a favorable tax benefit related to locking in a foreign exchange rate with Canadian tax authorities. This exchange rate will be used to value the Company’s historical Canadian dollar denominated deferred tax assets going forward. The Company believes it is appropriate to exclude this charge in its non-GAAP financial measures because it is a non-cash benefit and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments, which is calculated as the net effect of all non-GAAP financial statement adjustments on the Company's overall income tax provision/ (benefit).

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	June 30, 2010
	Low End	High End
GAAP net income (loss) (assumes tax rate of 40%)	($0.8)	$0.2
Stock-based compensation	1.7	1.7
Amortization of acquired intangible assets	2.0	2.0
Income tax effect of reconciling items	(0.7)	(0.2)
Total adjustments	$2.8	$3.5
Non-GAAP net income (assumes tax rate of 7%)	$2.2	$3.7

GAAP weighted average shares	24,100	24,600
Non-GAAP adjustment	4,300	3,800
Non-GAAP weighted average shares (diluted) (I)	28,400	28,400

GAAP net income (loss) per share	($0.03)	$0.01
Non-GAAP adjustments detailed above	0.12	0.13
Non-GAAP net income per share (diluted) (I)	$0.09	$0.14

(I) For the three months ended March 31, 2009 and 2010, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $291,000 related to dilutive equity shares underlying the 2013 convertible senior notes.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(In millions, unaudited)

	Three Months Ended
	June 30, 2010
	Low End	High End
GAAP	29.3%	30.3%
Amortization of acquired intangible assets	2.4%	2.4%
Stock-based compensation	0.3%	0.3%
Non-GAAP	32.0%	33.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range for the Quarter Ended June 30, 2010
	R&D	SG&A
GAAP	$9.8	$11.9
Stock-based compensation	(0.4)	(1.1)
Non-GAAP	$9.4	$10.8

CONTACT:
RadiSys Corporation
Chief Financial Officer
Brian Bronson, 503-615-1281
brian.bronson@radisys.com
or
Finance and Investor Relations Manager
Holly Stephens, 503-615-1321
holly.stephens@radisys.com